Exhibit 23.0

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91668, 333-50878 and 333-34080 of Connecticut Bancshares, Inc. on Form S-8 of our report dated February 27, 2004, relating to the consolidated financial statements of Connecticut Bancshares, Inc. as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of Connecticut Bancshares, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

March 12, 2004